SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                OCTOBER 29, 2003


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


      DELAWARE                         1-4717                  44-0663509
---------------------------     ------------------------ ----------------------
State or other jurisdiction     (Commission file number)      (IRS Employer
    of incorporation)                                     Identification Number)

                427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                COMPANY'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (816) 983 - 1303


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

              EXHIBIT NO.                          DOCUMENT
              (99)                                 Additional Exhibits

              99.1                                 Press Release issued by
                                                   Kansas City Southern dated
                                                   October 29, 2003 entitled,
                                                   "Kansas City Southern
                                                   Reports Third Quarter
                                                   2003 Earnings," is
                                                   attached hereto as
                                                   Exhibit 99.1


              99.2

                                                   The  following schedules are
                                                   attached  hereto as Exhibit
                                                   99.2 - Kansas City Southern
                                                   Operating Statements, Kansas
                                                   City Southern Railway
                                                   Carloadings by Commodity,
                                                   Kansas City Southern
                                                   Consolidated Balance Sheets



ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Kansas City Southern ("KCS" or "Company") is furnishing under Item 12 of this Current Report on Form 8-K the information included as Exhibit 99.1 and 99.2 of this report. Exhibit 99.1 is the Company's press release, dated October 29, 2003, announcing KCS's third quarter and year to date 2003 earnings and operating results. Included in Exhibit 99.2 are schedules regarding certain financial information discussed at the Company's third quarter 2003 analyst presentation and conference call.

The information in this Current Report on Form 8-K, including the exhibits, shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into the fillings of the registrant under the Securities Act of 1933.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Kansas City Southern


Date: November 3, 2003                   By:    /S/  LOUIS G. VAN HORN
                                            ----------------------------------
                                                    Louis G. Van Horn
                                             Vice President and Comptroller
                                             (Principal Accounting Officer)

EXHIBIT 99.1


   KANSAS CITY SOUTHERN                                            PRESS RELEASE
   Cathedral Square - 427 West 12TH Street - P.O. Box 219335
   Kansas City, Missouri 64121-9335                             NYSE SYMBOL: KSU


      Date:           October 29, 2003

      Media Contact:  William H. Galligan                    Phone: 816/983-1551
                      william.h.galligan@kcsr.com

            KANSAS CITY SOUTHERN REPORTS THIRD QUARTER 2003 EARNINGS

EARNINGS ANALYSIS & COMMENTARY
Kansas City Southern (KCS or Company) (NYSE: KSU) reported net income of $4.3 million ($0.02 per diluted share) for the third quarter of 2003, compared to net income of $10.6 million ($0.17 per diluted share) for the third quarter of 2002. Consolidated revenues for the third quarter of 2003 were $146.3 million, compared to $138.9 million for the comparable 2002 period, a 5% increase. Operating income more than doubled to $14.9 million compared to $6.2 million during the third quarter last year. Consolidated KCS results were negatively affected by lower earnings from Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM) and a reduction in other income. In addition, KCS earnings per share for the third quarter of 2003 were impacted by the accumulated dividends for the 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock issued April 29, 2003. These preferred dividends reduced earnings per share by five cents in the third quarter of 2003.

For the nine months ended September 30, 2003, consolidated net income was $17.4 million ($0.20 per diluted share) compared to $36.8 million ($0.59 per diluted share). This $19.4 million decrease was the result of a $20.5 million decline in equity in net earnings of unconsolidated affiliates, a $10.5 million decline in other income, and a $9.0 increase in costs and expenses. Partially offsetting was a one-time $8.9 million benefit (net of tax) booked in the first quarter of 2003 relating to the cumulative effect of a required change in accounting for removal costs of certain track structure assets.

Diluted earnings per share information1:
                                           THIRD QUARTER       YTD THROUGH 9/30
                                           -------------       ----------------
                                           2003     2002        2003       2002
                                           ----     ----        ----       ----
U.S. Operations                            0.06     0.08        0.16       0.35
Grupo TFM and PCRC
 (including allocated interest)           (0.04)    0.09       (0.10)      0.24
                                          ----- --------       -----      -----
   INCOME BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                  0.02     0.17        0.06       0.59
Cumulative effect of accounting
 change, net of income taxes                -         -         0.14        -
                                          ----- --------       -----      -----
   NET INCOME                              0.02     0.17        0.20       0.59
                                          ----- --------       -----      -----


-----------------------------------
1 The components of the diluted earnings per share information include measurements that are not presented under accounting principles generally accepted in the United States of America ("U.S. GAAP"). This presentation includes an internal allocation of interest expense from U.S. operations to Grupo TFM. Management believes this interest expense allocation results in a more accurate reflection of the diluted earnings per share relating to the contribution of Grupo TFM to the consolidated net income of KCS. The interest expense allocation is based upon the initial amount of capital invested by KCS in Grupo TFM and is calculated utilizing a blended interest rate applicable to the Company's indebtedness composition. This measurement is presented to provide the reader of these financial statements with a better understanding of the impact of financing costs on the earnings per share related to KCS's investment in Grupo TFM. The nearest U.S. GAAP measurement is net income, which is included in the consolidated statements of income included in this press release.

  THIRD QUARTER
  Consolidated operating income for the third quarter of 2003 was $14.9 million, compared to $6.2 million for comparable 2002, an $8.7 million increase. Third quarter 2003 revenues increased by $7.4 million compared to third quarter of 2002. Consolidated costs and expenses decreased by $1.3 million quarter-to-quarter, principally due to decreases in car hire and compensation expenses, and further boosted by operating gains on property sales of $4.1 million compared to $2.7 million for the third quarter of 2002. Other income declined $4.5 million primarily due to lower gains recorded on the sales of non-operating properties compared to the third quarter of 2002.

  Third quarter 2003 revenues from the Company's principal operating subsidiary, The Kansas City Southern Railway (KCSR) were $144.9 million compared to $137.6 million for third quarter of 2002, a $7.3 million (5%) increase. Agriculture & minerals revenues increased by $3.5 million, with strong gains in export grain, food products, and ores and minerals. Paper & forest products revenues grew $2.8 million, attributable to a 12% increase in pulp and paper revenues, and a 17% gain in lumber revenues. Chemical & petroleum products revenues declined $1.8 million quarter-to-quarter attributable to a $2.1 million decline in its plastics business which was due in part to the continued high price of natural gas. Coal revenues declined $0.8 million coming off record volume levels in 2002. Intermodal & automotive revenues were relatively unchanged versus corresponding 2002.

  Third quarter 2003 KCSR expenses decreased $3.1 million (2%) compared with third quarter of 2002 primarily due to lower car hire ($2.8 million) and compensation ($2.2 million) expenses. KCSR casualty and insurance costs increased $2.3 million, and fuel costs increased by $2.2 million attributable to a 19% increase in the average price per gallon. KCSR's third quarter of 2003 operating ratio was 87.5% compared with 94.3% for the comparable 2002 period.

  The Company's equity in earnings from Grupo TFM decreased approximately $8.2 million quarter-to-quarter. Grupo TFM's third quarter revenues increased $2.9 million (2%) from third quarter of 2002. Operating income decreased $4.6 million quarter-to-quarter. As calculated under U.S. GAAP, Grupo TFM's operating expenses increased approximately $7.5 million, primarily due to higher car hire, fuel, and purchased services expenses. The Company reports its equity in Grupo TFM under U.S. GAAP while Grupo TFM reports under International Accounting Standards (IAS).

  YEAR-TO-DATE
  KCS's consolidated revenues of $432.8 million for the first nine months of 2003 improved by $10.8 million over the prior year's nine-month period, a 3% increase. Consolidated operating income was $35.9 million, compared with $34.1 million for the 2002 period. KCS's other income for the first nine months of 2003 was $4.8 million, $10.5 million less than comparable 2002, due to a decline on sales of non-operating property. In the first nine months of 2002, the Company recorded a charge of $4.3 million related to debt retirement costs, and a gain of $4.4 million related to the sale to Grupo TFM of the Company's ownership interest in Mexrail. Consolidated year-to-date interest expense increased $1.5 million (5%) from the same prior year period as a result of higher interest rates caused by a shift to fixed-rate debt.

  Year-to-date 2003 revenues for KCSR were $428.3 million, an increase of $11.4 million (3%) from the previous year's nine-month period. KCSR's year-to-date 2003 costs and expenses were $9.1 million higher compared to the prior year primarily due to increased fuel ($7.5 million), purchased services ($4.3 million), and casualty and insurance ($2.8 million) expenses. Partially offsetting these increases was a $6.4 million reduction in car hire expense over the corresponding 2002 period.

  The Company's equity in earnings from Grupo TFM for the nine-month period ended September 30, 2003, decreased by approximately $21.4 million, in part caused by a period to period reduction of $18.4 million related to deferred tax benefits (calculated under U.S. GAAP) recorded by Grupo TFM. Also affecting the nine-month period was a $9.0 million decrease in Grupo TFM revenues, an $11.6 million increase in fuel costs, and a $7.7 million reduction in deferred employee profit sharing credits.

  COMMENTS FROM THE CHAIRMAN
  Michael R. Haverty, KCS's Chairman, President and Chief Executive Officer stated, "We are encouraged with KCSR's improved operating performance during the third quarter. Train velocity and on-time performance statistics rank KCSR at the forefront of the rail industry, which is a tribute to both KCSR's operating personnel and to the substantial benefits achieved through the integration of MCS, the new computer operating platform, throughout the KCSR system.

  "We are also cautiously optimistic that KCSR's 5% percent revenue growth during the quarter is indicative of a strengthening economy and that it can continue to experience top line growth, especially in 2004. A combination of revenue growth and stringent cost controls resulted in KCSR operating income more than doubling over the previous year's quarter, an acceptable achievement given a 25% increase in fuel costs, and continued high natural gas prices that affected plastics commodity group shipments.

  "While Grupo TFM results were not as strong as we have experienced in so many past quarters, we were encouraged that its third quarter of 2003 revenues increased over the corresponding 2002 period, another sign that the North American economy may be gaining strength. We look forward to continued revenue growth at Grupo TFM along with a strong commitment by TFM management to control operating expenses.

  "The ruling of the Court of Chancery of the State of Delaware granting KCS's motion seeking a preliminary injunction preserves the status quo pending resolution of our dispute with Grupo TMM, S.A. (TMM). KCS remains committed to pursuing NAFTA Rail and will continue to aggressively pursue the integration of the three rail franchises.

  "During the second quarter of 2003, we saw signs of an improving economy as, simultaneously, our U.S. rail operations were improving. Both of these trends continued during the third quarter, which gives rise to expectations that 2004 may very well be an improved year for KCS."

  KCS IS COMPRISED OF, AMONG OTHERS, THE KANSAS CITY SOUTHERN RAILWAY COMPANY ("KCSR") AND EQUITY INVESTMENTS IN GRUPO TFM, SOUTHERN CAPITAL CORPORATION ("SOUTHERN CAPITAL") AND PANAMA CANAL RAILWAY COMPANY ("PCRC").

  THIS PRESS RELEASE INCLUDES STATEMENTS CONCERNING POTENTIAL FUTURE EVENTS INVOLVING THE COMPANY, WHICH COULD MATERIALLY DIFFER FROM THE EVENTS THAT ACTUALLY OCCUR. THE DIFFERENCES COULD BE CAUSED BY A NUMBER OF FACTORS INCLUDING THOSE FACTORS IDENTIFIED IN A CURRENT REPORT ON FORM 8-K DATED DECEMBER 11, 2001 FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") (COMMISSION FILE NO. 1-4717). THE COMPANY WILL NOT UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                              KANSAS CITY SOUTHERN
                         CONSOLIDATED STATEMENTS OF INCOME
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (Unaudited)

                                                              THREE MONTHS                 NINE MONTHS
                                                          ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                       -------------------------    ------------------------
                                                          2003           2002          2003           2002
                                                       ---------     -----------    ----------     ---------
REVENUES                                                $ 146.3         $ 138.9       $ 432.8       $ 422.0

Costs and expenses                                        115.2           116.9         348.8         342.6

Depreciation and amortization                              16.2            15.8          48.1          45.3
                                                       ---------     -----------    ----------     ---------
OPERATING INCOME                                           14.9             6.2          35.9          34.1

Equity in net earnings (losses) of unconsolidated
 affiliates:
    Grupo Transportacion Ferroviaria Mexicana, S.A.
     de C.V.  (PRELIMINARY)                                 1.6             9.8           6.2          27.6
    Other                                                  (0.9)           (0.7)         (1.0)         (1.9)
Gain on sale of Mexrail, Inc.                                 -               -             -           4.4
Interest expense                                          (11.6)          (11.5)        (34.8)        (33.3)
Debt retirement costs                                         -               -             -          (4.3)
Other income                                                2.0             6.5           4.8          15.3
                                                       ---------     -----------    ----------     ---------

INCOME BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE                    6.0            10.3          11.1          41.9
Income tax provision  (benefit)                             1.7            (0.3)          2.6           5.1
                                                       ---------     -----------    ----------     ---------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE                                                    4.3            10.6           8.5          36.8
Cumulative effect of accounting change, net of
income taxes                                                  -               -           8.9             -
                                                       ---------     -----------    ----------     ---------

NET INCOME                                              $   4.3         $  10.6       $  17.4       $  36.8
PREFERRED STOCK DIVIDENDS                                   3.3             0.1           4.7           0.2
                                                       ---------     -----------    ----------     ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS             $   1.0         $  10.5       $  12.7       $  36.6
                                                       =========     ===========    ==========     =========

PER SHARE DATA:

Basic Weighted Average Common shares outstanding
 (IN THOUSANDS)                                          61,765          60,481        61,607        60,123
Basic Earnings per Common share
       Income before cumulative effect of
        accounting change                               $  0.02         $  0.17       $  0.06       $  0.61
       Cumulative effect of accounting change                 -               -          0.15             -
                                                       ---------     -----------    ----------     ---------
Net income                                              $  0.02         $  0.17       $  0.21       $  0.61

Diluted Weighted Average Common shares
 OUTSTANDING (IN THOUSANDS)                              63,143          62,453        62,998        62,213
Diluted Earnings per Common share
       Income before cumulative effect of
        accounting change                               $  0.02            0.17          0.06          0.59
       Cumulative effect of accounting change                 -               -          0.14            -
                                                       ---------     -----------    ----------     ---------
Net income                                              $  0.02         $  0.17       $  0.20       $  0.59


  GRUPO TRANSPORTACION FERROVIARIA MEXICANA
  CONSOLIDATED INCOME STATEMENT - UNAUDITED
  U.S. GAAP BASIS
  ($ IN THOUSANDS)

                                                 THIRD QTR ENDED SEPTEMBER 30,         YEAR TO DATE SEPTEMBER 30,
                                                 -----------------------------         --------------------------
                                                       2003            2002              2003          2002
                                                       ----            ----              ----          ----

  OPERATING REVENUE                                $  178,247      $  175,304       $  523,365    $  532,402

  OPERATING EXPENSES                                  139,691         132,059          420,214       398,709
                                              --------------------------------   ----------------------------

  OPERATING PROFIT                                     38,556          43,245          103,151       133,693

  INTEREST EXPENSE                                    (27,785)        (27,130)         (83,403)       67,374)

  EXCHANGE GAIN/(LOSS)                                 (7,168)         (3,085)         (10,119)      (14,397)

  OTHER INCOME (EXPENSE)                              (15,972)         (2,339)         (23,121)       (6,742)
                                              --------------------------------   ----------------------------
  PRE TAX INCOME                                      (12,369)         10,691          (13,492)       45,180

  INCOME TAX PROVISION (BENEFIT)                      (16,263)         (9,937)         (30,395)      (48,827)

                                              --------------------------------   ----------------------------
  INCOME BEFORE MINORITY INTEREST                       3,894          20,628           16,903        94,007

  MINORITY INTEREST                                      (691)         (4,143)          (3,395)      (18,571)

                                              --------------------------------   ----------------------------
    NET INCOME                                     $    3,203      $   16,485       $   13,508    $   75,436
                                              ================================   ============================

  U.S. GAAP OPERATING RATIO                            78.37%          75.33%           80.29%        74.89%
                                              --------------------------------   ----------------------------


  KCS EQUITY IN NET EARNINGS OF GRUPO TFM         $     1,656      $    9,841       $    6,454    $   27,594

  LESS: ALLOCATION OF INTEREST                         (3,864)         (3,819)         (11,583)      (10,865)

  ADJUSTED CONTRIBUTION TO NET INCOME OF KCS1     $    (2,208)     $    6,022       $  (5,129)    $   16,729


  1 This schedule includes a measurement that is not presented under U.S. GAAP. The adjusted contribution of Grupo TFM to the net income of KCS includes an internal allocation of interest expense applied against the equity in net earnings of the Company's investment in Grupo TFM. Management believes this interest expense allocation results in a more accurate reflection of the contribution of Grupo TFM to the consolidated net income of KCS.
  The interest expense allocation is based upon the initial amount of capital invested by KCS in Grupo TFM and is calculated utilizing a blended interest rate applicable to the Company's indebtedness composition. This measurement is presented to provide the reader of these financial statements with a better understanding of the impact of financing costs on the contribution of Grupo TFM to the consolidated net income of KCS. The nearest U.S. GAAP measurement is included in the consolidated statements of income included in this press release.

EXHIBIT 99.2

KANSAS CITY SOUTHERN
OPERATING STATEMENTS
DOLLARS IN MILLIONS



                                 THIRD QUARTER      THIRD QUARTER          YEAR TO DATE      YEAR TO DATE
                                      2003              2002                   2003              2002
                                -----------------  ----------------      -----------------  ----------------
Revenues
    Freight Revenue                 $       93.7      $       88.2          $       278.8     $       266.8
    Intermodal and Automotive
     Revenue                                15.3              15.5                   43.7              46.3
    Unit Coal Revenue                       23.0              23.7                   68.5              72.9
    Haulage Revenue                          2.7               2.5                    7.9               7.5
    Other Revenue                           11.6               9.0                   33.9              28.5
                                -----------------  ----------------      -----------------  ----------------
      Total Revenues                       146.3             138.9                  432.8             422.0
                                -----------------  ----------------      -----------------  ----------------

Operating Expenses
    Compensation                            34.0              36.1                  101.6             102.6
    Fringe Benefits                         14.4              15.1                   44.8              44.5
    Fuel                                    11.2               8.9                   35.3              27.7
    Material and Supplies                    6.7               6.1                   21.3              22.3
    Car Hire                                 2.8               5.6                    8.5              14.9
    Purchased Services                      15.8              15.6                   46.1              43.5
    Casualties & Insurance                   9.7               6.9                   26.2              22.0
    Other                                    1.9               4.8                   10.5              12.0
                                -----------------  ----------------      -----------------  ----------------
      Net Operating Expenses                96.5              99.1                  294.3             289.5
                                -----------------  ----------------      -----------------  ----------------

Fixed Expenses
    Leases, Net                             14.9              13.8                   43.4              41.1
    Depreciation                            16.2              15.8                   48.1              45.3
    Taxes (Other Than Income)                3.8               4.0                   11.1              12.0
                                -----------------  ----------------      -----------------  ----------------
      Total Fixed Expenses                  34.9              33.6                  102.6              98.4
                                -----------------  ----------------      -----------------  ----------------
    Total Expenses                         131.4             132.7                  396.9             387.9
                                -----------------  ----------------      -----------------  ----------------
Operating Income                    $       14.9      $        6.2           $       35.9      $       34.1
                                =================  ================      =================  ================


Note:
Certain prior year amounts have been reclassified to conform to the current year presentation.

KANSAS CITY SOUTHERN RAILWAY
CARLOADINGS BY COMMODITY - YEAR TO DATE SEPTEMBER 30, 2003
DOLLARS IN THOUSANDS

      CARLOADINGS                                                          REVENUE

      Year to Date           %                                         Year to Date           %
-------------------------                                         -----------------------
   2003          2002      Change                                   2003          2002      Change
------------   ----------  -------                                ----------   ----------   -------
                                       COAL
    139,117      152,203    (8.6)%       Unit Coal                $  68,550    $  72,907     (6.0)%
      2,375        3,153   (24.7)%       Other Coal                   1,318        1,748    (24.6)%
------------   ----------                                         ----------   ----------
    141,492      155,356    (8.9)%                 Total             69,868       74,655     (6.4)%
------------   ----------                                         ----------   ----------

                                       CHEMICAL & PETROLEUM  PRODUCTS
      4,288        4,404    (2.6)%       Agri Chemicals               2,854        3,173    (10.1)%
     11,116       10,671     4.2%        Gases                       11,001       10,469      5.1%
     16,560       16,839    (1.7)%       Organic                     17,510       17,474      0.2%
     16,491       15,153     8.8%        Inorganic                   17,160       16,296      5.3%
     41,276       40,252     2.5%        Petroleum                   27,961       28,963     (3.5)%
     14,672       21,980   (33.2)%       Plastics                    15,944       21,758    (26.7)%
------------   ----------                                         ----------   ----------
    104,403      109,299    (4.5)%                  Total             92,430       98,133    (5.8)%
------------   ----------                                         ----------   ----------

                                       AGRICULTURE AND MINERALS
     32,872       34,641    (5.1)%       Domestic Grain              26,732       26,888     (0.6)%
     13,220        9,782    35.1%        Export Grain                10,524        8,055     30.7%
     24,943       20,762    20.1%        Food Products               20,224       17,778     13.8%
     19,114       16,399    16.6%        Ores and Minerals           10,939        9,233     18.5%
     12,360       11,924     3.7%        Stone, Clay & Glass          9,576        9,188      4.2%
------------   ----------                                         ----------   ----------
    102,509       93,508     9.6%                  Total             77,995       71,142      9.6%
------------   ----------                                         ----------   ----------

                                       PAPER & FOREST PRODUCTS
     70,839       65,608     8.0%        Pulp/Paper                  56,164       49,698     13.0%
      5,184        4,597    12.8%        Scrap Paper                  3,214        2,708     18.7%
     22,751       24,424    (6.8)%       Pulpwood/Logchips           10,423       10,112      3.1%
     22,861       20,869     9.5%        Lumber/Plywood              22,153       19,183     15.5%
     13,582       13,904    (2.3)%       Metal/Scrap                 11,640       11,487      1.3%
      4,725        5,425   (12.9)%       Military/Other Carloads      6,154        7,569    (18.7)%
------------   ----------                                         ----------   ----------
    139,942      134,827     3.8%                  Total            109,748      100,757      8.9%
------------   ----------                                         ----------   ----------

                                       INTERMODAL & AUTOMOTIVE
      5,225       11,177   (53.3)%       Automotive                   4,137        7,800    (47.0)%
    224,307      211,395     6.1%        Intermodal                  39,559       38,531      2.7%
------------   ----------                                         ----------   ----------
    229,532      222,572     3.1%                  Total             43,696       46,331     (5.7)%
------------   ----------                                         ----------   ----------

    717,878      715,562     0.3%      TOTAL FOR BUSINESS UNITS     393,737      391,018      0.7%

     27,106       17,698     53.2%     HAULAGE                        7,944        7,545      5.3%

    (2,809)       (4,934)    43.1%     Adjustments                   (1,025)      (3,815)    73.1%
------------   ----------                                         ----------   ----------

    742,175      728,326      1.9%              TOTAL             $ 400,656    $ 394,748      1.5%
============   ==========                                         ==========   ==========

NOTE:
CERTAIN PRIOR YEAR AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO THE CURRENT YEAR
PRESENTATION.

KANSAS CITY SOUTHERN RAILWAY
CARLOADINGS BY COMMODITY - THIRD QUARTER 2003
DOLLARS IN THOUSANDS


      CARLOADINGS                                                          REVENUE

     Third Quarter           %                                         Third Quarter          %
-------------------------                                         -----------------------
   2003          2002      Change                                   2003          2002      Change
------------   ----------  -------                                ----------   ----------   -------
                                       Coal
     47,751       49,108    (2.8)%       Unit Coal                $  23,049    $  23,701     (2.8)%
        847        1,141   (25.8)%       Other Coal                     505          666    (24.2)%
------------   ----------                                         ----------   ----------
     48,598       50,249    (3.3)%                 Total             23,554       24,367     (3.3)%
------------   ----------                                         ----------   ----------

                                       CHEMICAL & PETROLEUM PRODUCTS
      1,455        1,191    22.2%        Agri Chemicals                 971          836     16.1%
      3,637        3,843    (5.4)%       Gases                        3,642        3,762     (3.2)%
      5,802        5,447     6.5%        Organic                      6,146        5,944      3.4%
      5,305        4,917     7.9%        Inorganic                    5,500        5,431      1.3%
     13,537       13,099     3.3%        Petroleum                    9,332        9,309      0.2%
      4,363        7,101   (38.6)%       Plastics                     5,045        7,179    (29.7)%
------------   ----------                                         ----------   ----------
     34,099       35,598    (4.2)%                 Total             30,636       32,461     (5.6)%
------------   ----------                                         ----------   ----------

                                       AGRICULTURE AND MINERALS
      9,644       10,376    (7.1)%       Domestic Grain               7,854        8,244     (4.7)%
      4,993        2,336   113.7%        Export Grain                 3,914        1,808    116.5%
      8,367        6,907    21.1%        Food Products                6,843        5,910     15.8%
      6,424        5,352    20.0%        Ores and Minerals            3,707        3,052     21.5%
      4,372        4,123     6.0%        Stone, Clay & Glass          3,320        3,154      5.3%
------------   ----------                                         ----------   ----------
     33,800       29,094    16.2%                  Total             25,638       22,168      15.7%
------------   ----------                                         ----------   ----------

                                       PAPER & FOREST PRODUCTS
     24,439       22,979     6.4%        Pulp/Paper                  19,853       17,732     12.0%
      1,797        1,671     7.5%        Scrap Paper                  1,115          978     14.0%
      7,503        7,320     2.5%        Pulpwood/Logs/Chips          3,424        3,151      8.7%
      7,950        7,103    11.9%        Lumber/Plywood               7,670        6,577     16.6%
      4,544        4,960    (8.4)%       Metal/Scrap                  4,037        3,945      2.3%
      1,459        1,926   (24.2)%       Military/Other carloads      1,363        2,294    (40.6)%
------------   ----------                                         ----------   ----------
     47,692       45,959     3.8%                  Total             37,462       34,677      8.0%
------------   ----------                                         ----------   ----------

                                       INTERMODAL & AUTOMOTIVE
      2,080        1,696    22.6%        Automotive                   1,524        1,472      3.5%
     77,799       77,182     0.8%        Intermodal                  13,744       14,021     (2.0)%
------------   ----------                                         ----------   ----------
     79,879       78,878     1.3%                  Total             15,268       15,493     (1.5)%
------------   ----------                                         ----------   ----------

    244,068      239,778     1.8%      TOTAL FOR BUSINESS UNITS     132,558      129,166      2.6%

      9,240        4,993    85.1%      HAULAGE                        2,746        2,583      6.3%

     (1,074)      (1,411)   23.9%      Adjustments                        -      (1,275)    100.0%
------------   ----------                                         ----------   ----------

    252,234      243,360     3.6%               TOTAL             $ 135,304    $ 130,474      3.7%
============   ==========                                         ==========   ==========


NOTE:
CERTAIN PRIOR YEAR AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO THE CURRENT YEAR PRESENTATION.

KANSAS CITY SOUTHERN                                                               ---------------------
CONSOLIDATED BALANCE SHEETS                                                            PRELIMINARY
(DOLLARS IN MILLIONS)                                                              ---------------------

                                                     SEPTEMBER 30, 2003             DECEMBER 31, 2002
                                                     ------------------             -----------------
                                                        (UNAUDITED)

ASSETS
  Cash                                                      $      227.4                   $       19.0
  Accounts receivable                                              113.0                          118.5
  Inventories                                                       36.2                           34.2
  Other current assets                                              18.0                           44.5
                                                    ---------------------          ---------------------
     Total current assets                                          394.6                          216.2

  Investments                                                      433.8                          423.1
  Properties, net of depreciation                                1,348.9                        1,337.4
  Other assets                                                      37.9                           32.1
                                                    ---------------------          ---------------------

      Total assets                                          $    2,215.2                   $    2,008.8
                                                    =====================          =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current portion of long-term debt                         $       10.0                   $       10.0
  Accounts payable                                                  43.8                           47.7
  Accrued liabilities                                              139.7                          128.6
                                                    ---------------------          ---------------------
     Total current liabilities                                     193.5                          186.3

  Long-term debt                                                   568.7                          572.6
  Deferred income taxes                                            393.9                          392.8
  Other                                                             92.9                          104.2
  Stockholders' equity                                             966.2                          752.9
                                                    ---------------------          ---------------------

    Total liabilities and stockholders' equity              $    2,215.2                   $    2,008.8
                                                    =====================          =====================
